                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                            Greyhound Lines, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (214) 789-7000
 [LOGO]
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 1996

                             ---------------------

     Notice is hereby given that the Annual Meeting of Stockholders of Greyhound Lines, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 23, 1996, at 10:00 a.m., local time, at the Dallas Parkway Hilton Hotel, Gold Ballroom, 4801 LBJ Freeway, Dallas, Texas, for the following purposes:

          1. To elect three directors to serve as Class II directors for terms expiring in 1999 or until their respective successors are elected and qualified; and

          2. To approve the Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan; and

          3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996; and

          4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The Board of Directors has fixed the close of business on April 1, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A list of such stockholders will be maintained at the office of the Secretary of the Company during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during normal business hours of the Company.

     You are cordially invited to attend the meeting. However, whether or not you expect to attend the meeting in person, you are urged to sign, date and return the enclosed proxy card in the accompanying envelope as soon as practicable to ensure that your shares of stock may be represented and voted in accordance with your wishes and to ensure the presence of a quorum at the meeting. So that the Company may plan for the meeting, you are requested to mark the space provided on the enclosed proxy card if you expect to attend the meeting in person.

                                            By Order of the Board of Directors,

                                            /s/ MARK E. SOUTHERST
                                            MARK E. SOUTHERST
                                            Vice President and
                                            General Counsel and Secretary

Dallas, Texas
April 15, 1996

                             GREYHOUND LINES, INC.
                       15110 N. DALLAS PARKWAY, SUITE 600
                              DALLAS, TEXAS 75248
                                 (214) 789-7000
  [LOGO]
                             ---------------------

                                PROXY STATEMENT
                                 APRIL 15, 1996

                             ---------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being furnished by the Board of Directors (the "Board of Directors") of Greyhound Lines, Inc., a Delaware corporation (the "Company"), to the holders of common stock (the "Common Stock") of the Company in connection with a solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 23, 1996, at 10:00 a.m., local time, at the Dallas Parkway Hilton Hotel, Gold Ballroom, 4801 LBJ Freeway, Dallas, Texas, and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, by executing and delivering a later-dated proxy card, by delivering written notice of the revocation of the proxy to the Secretary of the Company before or at the Annual Meeting, or by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. The shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned on or before the day of the Annual Meeting. If the enclosed proxy card is returned duly executed on or before the day of the Annual Meeting, but no directions are specified in the proxy, the shares will be voted (i) FOR the election of the director nominees recommended by the Board of Directors; (ii) FOR the approval of the Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan; (iii) FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending December 31, 1996; and (iv) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

     The expense of preparing, printing and mailing this Proxy Statement and of soliciting the proxies sought hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, none of whom will receive additional compensation therefor, in person, or by telephone, facsimile or similar transmission. The Company also will reimburse brokerage firms, banks, nominees, custodians and fiduciaries for the cost of forwarding proxy materials to the beneficial owners of the shares of the Common Stock as of the record date. The Company has retained Kissel-Blake Inc. as its proxy solicitor for the Annual Meeting. Kissel-Blake Inc. will receive a fee of $6,500 (plus reimbursement of out-of-pocket expenses) for its services in the solicitation of proxies, including the solicitation of proxies from brokerage firms, banks, nominees, custodians and fiduciaries. Your cooperation in promptly signing and returning the enclosed proxy card will help the Company avoid additional expense.

     On April 1, 1996, the Company had outstanding 58,179,626 shares of Common Stock, and there were no outstanding shares of any other class of stock. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on April 1, 1996, will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 15, 1996.

                  OUTSTANDING VOTING SECURITIES OF THE COMPANY
                         AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth the ownership of the outstanding shares of Common Stock as of February 29, 1996 (except as otherwise noted below), held by persons believed by the Company to beneficially own more than 5% of the outstanding shares of the Common Stock, by directors of the Company, by the Named Executive Officers (see "EXECUTIVE COMPENSATION -- Compensation") and by all the directors, Named Executive Officers and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Except as otherwise noted below, each of the directors, Named Executive Officers, executive officers and 5% stockholders has sole voting and investment power with respect to all shares beneficially owned by them.

                                                                          COMMON STOCK
                                                                 -------------------------------
                         NAME AND ADDRESS                              AMOUNT           PERCENT
                        OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     OF CLASS
    -----------------------------------------------------------  ------------------     --------
    The Connor/Clark Parties...................................      6,511,762            11.2%
      Scotia Plaza, 40 King Street West
      Suite 5110, Box 125
      Toronto, Ontario M5H 3Y2(a)
    Snyder Capital Management, Inc.............................      5,810,344            10.0%
      350 California Street
      Suite 1460
      San Francisco, California 94104(b)

                                                                          COMMON STOCK
                                                                 -------------------------------
                                                                       AMOUNT           PERCENT
                     NAME OF BENEFICIAL OWNER                    BENEFICIALLY OWNED     OF CLASS
    -----------------------------------------------------------  ------------------     --------
    Named Executive Officers and Directors(c):
    Richard J. Caley...........................................         31,011               *
    Linda Chavez...............................................             --               *
    Craig R. Lentzsch..........................................        418,109               *
    A. A. Meitz................................................             --               *
    Frank L. Nageotte..........................................         10,555               *
    Alfred E. Osborne, Jr......................................         14,994               *
    Stephen M. Peck............................................         51,400               *
    Thomas G. Plaskett.........................................         77,000               *
    Ernest P. Werlin...........................................             --               *
    Bradley T. Harslem.........................................         42,500               *
    Jack W. Haugsland..........................................             --               *
    J. Floyd Holland...........................................         56,125               *
    Steven L. Korby............................................             --               *
    All directors, Named Executive Officers and executive
      officers of the Company as a group (22 persons)(c).......        878,934             1.5%

- ---------------

 *   Less than 1%.

(a) The following information is as of December 31, 1995, based on a Schedule 13D filed with the SEC by the Connor/Clark Parties on January 26, 1996 and includes shares owned by Connor, Clark & Company Ltd. and related entities. The Connor/Clark Parties had shared power to vote 5,455,032 and shared dispositive power over 5,455,032 shares. Each of the reporting persons disclaims the existence of a group.

(b) The following information is as of December 31, 1995, based on a Schedule 13G dated February 7, 1996 filed with the SEC. Snyder Capital Management, Inc. reported that it had shared power to vote 4,866,702 shares and shared power to dispose of 5,449,482 shares.

(c) The following table sets forth, as of February 29, 1996, the detail of amounts beneficially owned by each of the directors and Named Executive Officers of the Company and by all directors, Named Executive Officers and executive officers of the Company as a group:

                                                             COMMON          COMMON
                                                             STOCK            STOCK
                                                          BENEFICIALLY       OPTIONS
                                                             OWNED         EXERCISABLE      TOTAL
                                                          ------------     -----------     -------
    Richard J. Caley....................................       5,000          26,011        31,011
    Linda Chavez(d).....................................          --              --            --
    Craig R. Lentzsch...................................      42,109         376,000       418,109
    A. A. Meitz(d)......................................          --              --            --
    Frank L. Nageotte(f)................................      10,000             555        10,555
    Alfred E. Osborne, Jr.(f)...........................       6,328           8,666        14,994
    Stephen M. Peck.....................................      51,400              --        51,400
    Thomas G. Plaskett..................................          --          77,000        77,000
    Ernest P. Werlin....................................          --              --            --
    Bradley T. Harslem..................................       3,500          39,000        42,500
    Jack W. Haugsland...................................          --              --            --
    J. Floyd Holland(e).................................       2,425          53,700        56,125
    Steven L. Korby.....................................          --              --            --
    All directors, Named Executive Officers and
      executive officers of the Company as a group (22
      persons)..........................................     123,302         755,632       878,934

(d) The named person was elected to the Board of Directors on November 21, 1995.

(e) The named person disclaims beneficial ownership of 316 shares currently held by the Greyhound Lines 401(k) trust.

(f) Beneficial ownership of shares is disclaimed by the following named persons in the amounts indicated: Mr. Nageotte -- 10,000 shares; Dr.
     Osborne -- 3,164 shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     Action will be taken at the Annual Meeting for the election of three directors to serve as Class II directors for terms expiring in 1999 or until their respective successors are elected and qualified.

     It is intended that the attorneys-in-fact named in the proxy card will vote FOR the election of the three director nominees listed below, unless instructions to the contrary are given therein. The three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, it is intended that the attorneys-in-fact will vote FOR such substitute nominees as the Board of Directors may designate.

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the nominees for director to be elected pursuant to Proposal No. 1:

NOMINEES FOR ELECTION AS CLASS II DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1999:

     Alfred E. Osborne, Jr. (age 51) was elected to the Board of Directors on May 10, 1994. Since 1987, Dr. Osborne has served as Director of the Entrepreneurial Studies Center and Associate Professor of Business Economics of the John E. Anderson Graduate School of Management at the University of California at Los Angeles. Dr. Osborne formerly served as Director of the MBA Program, Assistant Dean and Associate Dean at UCLA. Dr. Osborne is also an independent general partner of Technology Funding Venture Partners V and a director of First Interstate Bank of California, Nordstrom, Inc., ReadiCare, Inc., Seda Specialty Packaging Corporation, The Times Mirror Company and United States Filter Corporation.

     Stephen M. Peck (age 61) was elected to the Board of Directors on May 31, 1995. Mr. Peck is currently a private investor. From March 1989 to December 1994, Mr. Peck was a General Partner of SMP Associates, L.P., an investment partnership. Formerly, he was a Managing and Special Partner of Weiss, Peck & Greer and participated in its founding in 1970. From 1986 to mid-1988 he served as Chief Investment Officer and a director of Reliance Insurance Company. From May 1985 to January 1988, Mr. Peck served as a director of Tiger International. He was elected a Governor of the New York Stock Exchange, Inc. in 1969, served as Vice Chairman of the Board of Governors from May 1971 to July 1972, and served as Chairman of its Surveillance Committee from December 1974 to May 1978. Mr. Peck served as a member of the Audit Committee of the City of New York from February 1979 to February 1981. Mr. Peck is currently Chairman of the Board of Trustees of the Mount Sinai Hospital and School of Medicine, a member of the Board of Trustees of the Manhattan Institute for Policy Research, and a member of the Board of the Jewish Theological Seminary of America.

     Ernest P. Werlin (age 51) was elected to the Board of Directors on May 31, 1995. Mr. Werlin is currently President of High View Capital. He has also served as Chairman of the Board of Directors of Jamesway Corporation since March 1995. From 1992 to March 1995, Mr. Werlin was employed by Steinhardt Management. From April 1990 to 1992, Mr. Werlin was a private investor. From January 1989 to April 1990, Mr. Werlin was Managing Director of Stamford Capital. From August 1988 to December 1988, Mr. Werlin was an Associate Managing Director of Bear, Stearns & Company. He was employed by Morgan Stanley & Company from April 1980 to May 1988 as the Chairman of the Fixed Income New Product Development Committee and as Managing Director, Manager of Corporate Bond Trading desk and Special Situations. From April 1978 to April 1980, Mr. Werlin served as Co-Manager of the Corporate Bond Department of Donaldson, Lufkin & Jenrette. He also served as Senior Administrator to the President of Lehman Brothers from June 1976 to April 1978. Additionally, from July 1991 to June 1992, Mr. Werlin was a director of Todd Shipyards.

                              CONTINUING DIRECTORS

     The following sets forth the names, ages and principal occupations of, and other directorships held by, the serving directors whose terms of office will continue after the Annual Meeting:

CLASS I DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1998:

     Craig R. Lentzsch (age 47) was elected to the Board of Directors on August 26, 1994. Effective November 15, 1994, Mr. Lentzsch became President and Chief Executive Officer of the Company. Mr. Lentzsch also served as Chief Financial Officer of the Company from November 22, 1994 to April 10, 1995. Mr. Lentzsch previously served as Executive Vice President and Chief Financial Officer of Motor Coach Industries International, Inc., where he had been employed from 1992 to 1994; as President and Chief Executive Officer of Continental Asset Services, Inc. from 1991 to 1992; as a private consultant to, and investor in, Storehouse, Inc. from 1983 to 1991 and Communication Partners, Ltd. from 1989 to 1991; as Vice Chairman, Executive Vice President and a director of the Company from March 1987 to December 1989; and as Co-founder and President of BusLease, Inc. from 1980 to 1989. Mr. Lentzsch also serves as a director of Hastings Books, Music and Video, Inc. and Enginetech, Inc.

     Frank L. Nageotte (age 69) was elected to the Board of Directors on February 27, 1995. Mr. Nageotte was a director of Motor Coach Industries International, Inc. from 1993 to 1995 and Greyhound Lines, Inc. from 1987 to 1990 and currently serves as a director of Citizens Auto Stages. From 1982 to 1987, Mr. Nageotte served as President and Chief Operating Officer of The Greyhound Corporation, where he was Chief Executive Officer of the Company's predecessor from 1978 to 1982. Mr. Nageotte worked for the Company's predecessor for 40 years.

     Thomas G. Plaskett (age 52) was elected to the Board of Directors on May 10, 1994. From August 9, 1994 to November 14, 1994, Mr. Plaskett served as Interim President and Chief Executive Officer of the Company, and from October 19, 1994 to November 22, 1994, served as Acting Chief Financial Officer of the Company. On February 27, 1995, Mr. Plaskett was elected as the Company's Chairman of the Board. Since

1991, Mr. Plaskett has served as managing director of Fox Run Capital Associates, an investment concern. Previously, Mr. Plaskett served as President and Chief Executive Officer of Pan Am Corporation from 1988 to 1991; and as President and Chief Executive Officer of Continental Airlines from 1986 to 1987. Mr. Plaskett also serves as a director of Tandy Corporation, Neostar Retail Group and Smart and Final, Inc.

CLASS III DIRECTORS, WHOSE TERMS WILL EXPIRE IN 1997:

     Richard J. Caley (age 69) was appointed a Director of the Company on October 31, 1991. From 1978 to 1982, Mr. Caley served as President of Wilson Sporting Goods Co., a division of PepsiCo Inc., and Chairman of the Board and Chief Executive Officer of North American Van Lines. From 1971 to 1978, Mr. Caley served as President of the PepsiCo Transportation Division. Mr. Caley retired in 1982, although from May 15, 1989 to November 15, 1989, Mr. Caley served as President, Chief Operating Officer and director of HEM Pharmaceuticals.

     Linda Chavez (age 48) was elected to the Board of Directors on November 21, 1995. Ms. Chavez has been President of the Center For Equal Opportunity since 1995. From 1988 to 1995, Ms. Chavez was a Senior Fellow at the Manhattan Institute for Policy Research. Ms. Chavez, a political commentator, writes a weekly column for USA Today and has contributed articles to the Wall Street Journal, The New Republic and the Washington Post. Ms. Chavez has appeared on The McLaughlin Group and NewsHour with Jim Lehrer. In 1985, Ms. Chavez was appointed Director of the Office of Public Liaison for the White House and from 1983 to 1985 was Director of the U.S. Commission on Civil Rights.

     A.A. Meitz (age 58) was elected to the Board of Directors on November 21, 1995. Mr. Meitz is a retired Senior Vice President of Booz Allen & Hamilton where he was employed from 1965 to 1994. From 1981 to 1983 Mr. Meitz served as a member of that firm's board of directors. Mr. Meitz also serves as a director of Banctec, Inc., Associated Materials Corporation, and Northern Trust Bank of Texas. He is a member of the Executive Board of the Cox School of Business at Southern Methodist University. Mr. Meitz was also the Chairman of the Texas Senate Advisory Committee on Business, Technology and Education from 1984 to 1985.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors or the committees thereof relates solely to meetings occurring during the period from January 1, 1995 through December 31, 1995.

     The Company has the following standing committees of the Board of Directors, whose present members are identified below:

     Messrs. Plaskett (Chairman), Lentzsch and Nageotte currently serve as members of the Executive Committee. During the fiscal year ended December 31, 1995, this committee met four (4) times. The Executive Committee possesses the powers and discharges the duties of the Board of Directors during interim periods between meetings of the full Board of Directors.

     Dr. Osborne (Chairman), Ms. Chavez and Messrs. Nageotte and Werlin currently serve as members of the Audit Committee. During the fiscal year ended December 31, 1995, this committee met six (6) times. The Audit Committee is responsible for determining that appropriate procedures exist and are observed relating to financial reporting and disclosure and that required accounting practices, policies and procedures and internal control systems are established and adhered to in the preparation of the Company's financial reports and financial disclosures. The Audit Committee also is responsible for recommending the engagement of the independent public accountants to the Board of Directors.

     Messrs. Caley (Chairman), Meitz, Osborne, Peck and Werlin currently serve as members of the Compensation and Organization Committee. During the fiscal year ended December 31, 1995, this committee met five (5) times. The Compensation and Organization Committee is responsible for reviewing all compensation related matters, including the compensation of the executive officers of the Company. The Compensation and Organization Committee is authorized to retain a compensation consultant to advise it on compensation arrangements for the senior management of the Company.

     Messrs. Lentzsch (Chairman), Caley, Peck and Plaskett serve as members of the Committee on Directors. The Committee on Directors met four (4) times during the fiscal year ended December 31, 1995. The Committee on Directors is responsible for nominating candidates to serve as directors of the Company and reviewing director compensation and performance.

     Messrs. Caley, Lentzsch, Osborne and Plaskett served as members of the Finance Committee until the Finance Committee was dissolved on May 31, 1995. The matters formerly within the purview of the Finance Committee are now considered by the entire Board of Directors. During the fiscal year ended December 31, 1995, this committee met three (3) times. The Finance Committee was responsible for monitoring the financial affairs of the Company, including evaluating financial decisions being considered by management and the adequacy of, or the need for, additional capital resources, and advised the Board of Directors as to such matters.

     During the fiscal year ended December 31, 1995, the Board of Directors met, telephonically or in person, seven (7) times. No member of the Board of Directors attended less than 75% of the total number of meetings held by the Board of Directors and the committees on which the director served.

     The Board of Directors' intent is to modify committee assignments and chairmanships periodically.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements:

     A stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) as to each person who the stockholder proposes to nominate, all information required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as it appears on the Company's books, and (B) the class and number of shares of the Company that are owned of record and beneficially by such stockholder; and (iii) as to the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of that person, and (B) the class and number of shares of the Company that are owned beneficially by such person.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at an annual or a special meeting of the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company (i) in the case of an annual meeting, not more than 90 days nor less than 60 days before the first anniversary of the preceding year's meeting (any time from February 22, 1997, to and including March 24, 1997 with respect to the 1997 annual meeting), or (ii) in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date and in the case of a special meeting, notice must be received not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was made or on which public disclosure of the meeting date was made. The obligation of stockholders to comply with the foregoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of the nominee(s).

                                 PROPOSAL NO. 2

                   APPROVAL OF THE GREYHOUND LINES, INC. 1996
                        EXECUTIVE OFFICER INCENTIVE PLAN

PROPOSAL

     The Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan (the "Plan") was adopted by the Board of Directors on January 23, 1996. The Board has proposed that the Company's stockholders approve the Plan. The Plan is intended to provide the Company with a means to pay incentive bonuses to executive officers in the event that pre-established performance goals are met, while ensuring that the Company remains entitled to deduct any incentive bonuses paid to executives for federal tax purposes, notwithstanding the limitation imposed on the deductibility of compensation paid to certain executive officers of public corporations by Section 162(m) of the Internal Revenue Code of 1986, as now in effect or hereafter amended (the "Code") and the regulations thereunder.

PURPOSE, DURATION, AMENDMENT AND TERMINATION

     The Company, by means of the Plan, desires to afford certain of its executive officers ("Executive Officers") an opportunity to receive incentive compensation from the Company and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company. The Company has determined that the foregoing objectives will be promoted by granting bonus opportunities ("Opportunities") under the Plan to certain executive officers of the Company pursuant to the Plan. The Plan will become effective upon its approval by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting of the stockholders of the Company. Opportunities may be granted before such approval, but all Opportunities so granted will be conditioned on such approval and will be void if such approval is not given within 12 months after the initial adoption of the Plan by the Board of Directors. No Opportunity may be granted under the Plan more than five years after the Effective Date. The Board of Directors may at any time terminate the Plan, or make such amendment to the Plan as it may deem advisable, but no amendment will be effective without the approval of the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held, if it were to: materially modify the requirements as to eligibility for participation in the Plan; materially change the business criteria on which the Performance Goals (described below under "Performance Goals" ) may be based; or materially increase the maximum amount that may be paid to an Executive Officer to whom an Opportunity has been granted and any heir or legal representative to whom an Opportunity has been transferred by will or the laws of descent and distribution under the Plan. Neither the adoption nor the existence of the Plan nor of any Opportunity will alter or limit the power or authority of the Committee (defined below) or the Board of Directors to establish the compensation of any director, officer or employee or to establish any other compensatory plan, contract or arrangement for the directors, officers or employees of the Company.

ADMINISTRATION

     The Plan will be administered by a committee of the Board of Directors consisting of two or more Directors, each of whom is an "outside director" as described in Section 162(m) of the Code (the "Committee"). Unless the Board of Directors designates another of its committees to administer the Plan, the Plan will be administered by a committee consisting of those members of the Compensation and Organization Committee of the Board of Directors who are outside directors, but, if the Compensation and Organization Committee is abolished or its membership does not contain two persons who meet the requirements of the first sentence of this paragraph, the Board of Directors will either reconstitute the Compensation and Organization Committee or create another Committee that complies with these requirements. Subject to the express provisions of the Plan and in addition to the powers expressly granted by the Plan, the Committee has the authority, in its discretion, to: determine which persons are eligible to receive and who will receive an Opportunity under the Plan (the "Participants"); grant Opportunities and determine their terms and conditions; certify that Performance Goals have been attained; define, prescribe, amend and rescind rules, regulations, procedures, terms and conditions relating to the Plan; and make all other determinations necessary or advisable for administering the Plan, including, but not limited to, interpreting the Plan, correcting defects, reconciling inconsistencies and resolving ambiguities; and review and resolve all claims.

OPPORTUNITIES

     Only Executive Officers who are not members of the Committee will be eligible to participate in the Plan. As of April 1, 1996 approximately 14 persons were Executive Officers who are not members of the Committee; however, it is anticipated that only the five Executive Officers named in the table below will receive benefits under the Plan in 1996. The Committee will determine which Participants will receive Opportunities, the times when they will receive them and the terms and conditions of individual Opportunity grants, which need not be uniform among Participants. An individual Participant may receive or hold more than one Opportunity, and the Opportunities held by an individual Participant need not be identical. An Opportunity is the right to receive a payment of money under the Plan upon the attainment of a Performance Goal selected by the Committee, during a time period (the "Performance Period") specified by the Committee. The terms and conditions of each Opportunity will be established in writing by the Committee at a time when the outcome of the Opportunity is still substantially uncertain and not more than 90 days after the commencement of the Performance Period nor after more than 25% of the Performance Period has elapsed.

PLAN BENEFITS

     The following table sets forth the benefits that will be received under the Plan by (a) each of the Named Executive Officers (see "EXECUTIVE
COMPENSATION -- Compensation"), (b) the current executive officers of the Company as a group, (c) the current directors of the Company who are not executive officers, as a group, and (d) all employees of the Company, including all current officers of the Company who are not executive officers of the Company, as a group, to the extent such Awards are determinable.

                     1996 EXECUTIVE OFFICER INCENTIVE PLAN

                              NAME AND POSITION                              PLAN BENEFIT(1)
    ---------------------------------------------------------------------    ---------------
    Craig R. Lentzsch -- President and Chief Executive Officer and
      Director...........................................................           (2)
    Jack W. Haugsland -- Executive Vice President and Chief Operating
      Officer............................................................           (3)
    Steven L. Korby -- Executive Vice President and Chief Financial
      Officer and Treasurer..............................................           (4)
    Bradley T. Harslem -- Senior Vice President -- Information Services
      and Chief Information Officer......................................           (5)
    J. Floyd Holland -- Senior Vice President -- Operations..............           (6)
    Executive Officer Group..............................................           (7)
    Non-Executive Officer Director Group.................................          N/A(8)
    Non-Executive Officer Employee Group.................................          N/A(8)

- ---------------

(1) Future grants of Opportunities are discretionary with the Committee and are, therefore, not currently determinable. See "EXECUTIVE COMPENSATION" for certain information as to grants under other Company plans made in previous fiscal years.

(2) For 1996, Mr. Lentzsch was granted an Opportunity under the Plan to receive between 0 and 110% of his base salary as a Plan benefit based on whether or not the Company achieves certain performance goals established by the Compensation and Organization Committee of the Board of Directors on March 12, 1996.

(3) For 1996, Mr. Haugsland was granted an Opportunity under the Plan to receive between 0 and 90% of his base salary as a Plan benefit based on whether or not the Company achieves certain performance goals established by the Compensation and Organization Committee of the Board of Directors on March 12, 1996.

(4) For 1996, Mr. Korby was granted an Opportunity under the Plan to receive between 0 and 90% of his base salary as a Plan benefit based on whether or not the Company achieves certain performance goals established by the Compensation and Organization Committee of the Board of Directors on March 12, 1996.

(5) For 1996, Mr. Harslem was granted an Opportunity under the Plan to receive between 0 and 80% of his base salary as a Plan benefit based on whether or not the Company achieves certain performance goals established by the Compensation and Organization Committee of the Board of Directors on March 12, 1996.

(6) For 1996, Mr. Holland was granted an Opportunity under the Plan to receive between 0 and 80% of his base salary as a Plan benefit based on whether or not the Company achieves certain performance goals established by the Compensation and Organization Committee of the Board of Directors on March 12, 1996.

(7) For 1996, as a group, the Executive Officers of the Company, other than the Officers indicated above, were granted Opportunities under the Plan to receive between 0 and 70% of their base salary as a Plan benefit based on whether or not the Company achieves certain performance goals established by the Compensation and Organization Committee of the Board of Directors on March 12, 1996.

(8) Participation in the Plan is limited to Executive Officers of the Company. Directors and non-executive officers may not be granted Opportunities under the Plan.

PERFORMANCE GOALS

     The terms and conditions of each Opportunity must provide that no amount will be payable thereunder unless a selected Performance Goal is attained. The Committee may select Performance Goals based on one or more objective business criteria that apply to the individual Participant, a business unit or the Company as a whole. Such business criteria may include one or a combination of the following: stock price, total shareholder return, earnings per share or return on equity. Other business criteria may be statistics relating to economic performance including revenue, operating expenses, cash flow, profitability or earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization).

PAYMENTS

     The amount payable under an Opportunity will be determined by an objective formula or standard established by the Committee as part of the terms and conditions of the Opportunity. The formula or standard may be a mathematical function or a table and may include base pay and the Performance Goal among its factors or it may be a set dollar amount. The maximum aggregate amount payable in any given fiscal year of the Company to any individual under all of the individual's Opportunities will be $1,500,000. The Committee may reduce or eliminate the amount payable under an Opportunity at any time before it is paid for any reason or no reason at all. Payment of the amount realized under an Opportunity will be made in cash as promptly as reasonably practicable after the Committee has certified in writing that the Performance Goals and other material terms and conditions of the Opportunity were, in fact, satisfied. The Company will have the right to withhold from any payments due under any Opportunity the amounts of any federal, state or local withholding taxes.

TERMINATION OF EMPLOYMENT

     If the employment of a Participant is terminated for cause during a Performance Period, the Participant will not receive a payment for any Opportunities relating to that Performance Period or any later Performance Period. If the employment of a Participant is terminated without cause or by reason of resignation prior to retirement age, death, disability or retirement during a Performance Period, the Participant may, in the sole discretion of the Committee, receive a payout of all or a portion of the Opportunities if the Performance Goals are attained for that Performance Period. If a Grantee who is an employee of the Company is absent from work with the Company because of a physical or mental disability, for purposes of the Plan, such individual will not be considered to have ended his or her employment with the Company while such individual has that disability, unless he or she resigns or the Committee decides otherwise.

TRANSFER RESTRICTIONS

     No Opportunity or other benefit under the Plan may be sold, pledged or otherwise transferred other than by will or the laws of descent and distribution and any other purported sale, pledge or transfer of any

Opportunity or other benefit under the Plan to any third party is void and ineffective to transfer any Opportunity or other benefit under the Plan.

TAXATION

     Grantees will not be taxed upon the grant of an Opportunity but will be taxed, as ordinary compensation income, on the receipt of payment thereof. The Company is entitled to a deduction equal to the ordinary compensation income paid. Opportunities are intended to be performance-based compensation that will comply with the requirements of Code Section 162(m) and the regulations thereunder. If the Plan complies with such law and regulations and the Plan continues to be in compliance, amounts deductible by the Company upon the payment of Opportunities will not be limited by the cap on the deductibility of compensation paid to certain executive officers of public corporations which exceeds $1,000,000. Because Section 162(m) is a new provision of the Code, compliance may depend upon factors, such as relationships between the Company and the members of the Committee and periodic reauthorization of the Plan by the shareholders, which are presently unforeseeable. No assurance can be given that the Company will remain in compliance with these rules or that non-compliance will not cause amounts payable under the Plan to become non-deductible.

NEW PLAN BENEFITS

     Grants of Opportunities to Executive Officers are discretionary with the Committee. Opportunities have been granted to Executive Officers for 1996, but such Opportunities are conditioned on approval of Proposal No. 2. See "EXECUTIVE COMPENSATION -- Summary Compensation Table" for certain information as to payments of bonuses under other Company plans made in previous fiscal years.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting will be required to approve the Plan. See "VOTING REQUIREMENTS".

BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the approval of the Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan.

                                 PROPOSAL NO. 3

       RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's financial statements for the fiscal year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants. A representative of Arthur Andersen LLP will be available at the annual meeting to make an appropriate statement if desired and will be available to respond to appropriate questions from stockholders.

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the Company's financial statements for the fiscal year ending December 31, 1996 effective upon ratification by the shareholders of such appointment. Unless otherwise directed, the Proxy will be voted FOR the ratification of this appointment.

     Although shareholder ratification is not required for the selection of Arthur Andersen LLP, since the Board of Directors has the responsibility for the selection of the Company's independent auditors and such ratification will not obligate the Company to continue the services of such firm, the Board of Directors is submitting the selection for ratification with a view towards soliciting the shareholders' opinion thereon, which may be taken into consideration in future deliberations. If the appointment is not ratified, the Board must then determine whether to appoint other auditors before the end of the current fiscal year, and in such case, shareholders' opinions would be taken into consideration.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting will be required to approve the Plan. See "VOTING REQUIREMENTS".

BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth all compensation, including bonuses, stock option awards and other payments, paid or accrued by the Company during each of the fiscal years ended December 31, 1995, 1994 and 1993, to or for the Chief Executive Officer of the Company, and the four other most highly compensated executive officers of the Company (the Chief Executive Officer and such other officers collectively being the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                             ANNUAL COMPENSATION              ------------
                                                  -----------------------------------------      AWARDS
                                                                                  OTHER       ------------
                                                                                  ANNUAL       SECURITIES     ALL OTHER
                                                                                 COMPEN-       UNDERLYING      COMPEN-
        NAME AND PRINCIPAL POSITION        YEAR   SALARY($)(1)   BONUS($)(2)   SATION($)(3)    OPTIONS(#)    SATION($)(4)
- -----------------------------------        ----   ------------   -----------   ------------   -----------    ------------
Craig R. Lentzsch(5)                       1995      350,000       175,000            --         440,000         79,836
President and Chief Executive              1994       45,096             0            --         400,000        350,000
Officer and Director                       1993            0             0            --               0              0
Jack W. Haugsland(6)                       1995      141,490        64,000            --         400,000        154,815
Executive Vice President and               1994            0             0            --               0              0
Chief Operating Officer                    1993            0             0            --               0              0
Steven L. Korby(7)                         1995      160,373        54,009            --         350,000        110,090
Executive Vice President and               1994            0             0            --               0              0
Chief Financial Officer and                1993            0             0            --               0              0
Treasurer
Bradley T. Harslem                         1995      170,750        52,630            --         202,500         34,653
Senior Vice President --                   1994      141,831             0            --          55,000          1,642
Information Services and Chief             1993       10,141             0            --               0              0
Information Officer
J. Floyd Holland                           1995      145,000        43,500        19,293         158,000         60,140
Senior Vice President --                   1994      131,968             0        14,460          30,000          4,390
Operations                                 1993      117,833             0        13,635          61,500          3,894

- ---------------

 (1) Represents annual salary, including compensation deferred by the Named Executive Officer pursuant to the Company's 401(k) profit sharing plan.

 (2) Represents annual bonus earned by the Named Executive Officer for the relevant fiscal year.

 (3) Except with respect to Mr. Holland for 1995, 1994 and 1993, the dollar value of the perquisites and other personal benefits, securities or property paid to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus received by such Named Executive Officer. Of the total other annual compensation received by Mr. Holland in 1995, 1994 and 1993, $12,000 in each year consisted of a car allowance paid by the Company and in 1995, $6,303 consisted of supplemental long-term disability insurance premiums paid by the Company.

 (4) For Mr. Haugsland and Mr. Korby for 1995, $125,000 and $75,000 respectively, represent transition bonuses paid upon commencement of employment. For all other Named Executive Officers, amounts include contributions made by the Company to the Company's 401(k) profit sharing plan, premiums paid by the Company for group term life insurance and accrued benefits relating to the Company's Supplemental Executive Retirement Plan (the "SERP"), a defined contribution plan. With the exception of the transition bonuses paid to Mr. Haugsland and Mr. Korby, the 1995 amounts include $0, $0, $0, $0 and $730 in 401(k) profit sharing plan contributions; $817, $1,690, $3,230, $1,970 and $4,016 in group term life insurance premiums; and $79,019, $28,125, $31,860, $32,683 and $55,394 in accrued benefits in the SERP for Messrs. Lentzsch, Haugsland, Korby, Harslem and Holland, respectively. For Messrs. Lentzsch, Harslem and Holland, a portion of the 1995 accrued SERP benefits relate to 1994 as service credit for 1994 was retroactively granted when the SERP was amended in early 1995.

 (5) Mr. Lentzsch became President and Chief Executive Officer effective November 15, 1994.

 (6) Mr. Haugsland became Executive Vice President and Chief Operating Officer on May 15, 1995.

 (7) Mr. Korby became Executive Vice President and Chief Financial Officer and Treasurer on April 13, 1995.

EMPLOYMENT CONTRACTS

     Craig R. Lentzsch. Mr. Lentzsch is entitled to an annual base salary of $350,000, subject to annual review and adjustments, with a bonus for calendar year 1995 ranging from $175,000, which was guaranteed, to a bonus, based on performance, of up to $385,000. Thereafter, Mr. Lentzsch is entitled to receive an annual bonus in accordance with the Company's MIP as in effect from time to time. If the Company terminates, or does not renew, Mr. Lentzsch's employment without cause or Mr. Lentzsch resigns for good reason, the Company must pay Mr. Lentzsch a lump sum payment equal to two (2) times the sum of: (i) an amount equal to his then current, annualized base salary, and (ii) the greater of: (x) the applicable incentive bonus or (y) $100,000. In addition, the options granted to Mr. Lentzsch in October 1994 that would have vested on the anniversary immediately following such termination will automatically vest. However, Mr. Lentzsch's employment contract provides that if there is a change of control (as defined) and within two years thereafter, Mr. Lentzsch's employment is terminated for any reason other than cause, death, disability or retirement, or if he resigns for good reason, Mr. Lentzsch will be entitled to receive: (i) twice his then-current base salary plus twice all incentive compensation paid to him during the 12 months preceding the change of control, subject to a "gross up" should any portion of his severance benefits be subject to any excise or income taxes and (ii) all options granted in October 1994 become immediately vested and exercisable on that date. Mr. Lentzsch also participates in the Company's Supplemental Executive Retirement Plan, and has received past service credit, for vesting purposes only, related to his former employment with the Company and its affiliates. Additionally, Mr. Lentzsch is entitled to participate in the Company's 401(k) plan, medical plan, with waiver of pre-existing conditions, and other applicable benefit plans and is entitled to moving benefits, estate, tax and financial planning and a car allowance. The current term of Mr. Lentzsch's employment contract expires November 15, 1997, subject to automatic successive one-year renewals unless and until either party terminates the contract in accordance with the express termination provisions of the contract.

     Jack W. Haugsland. On April 10, 1995, the Board of Directors of the Company unanimously elected Mr. Haugsland as Executive Vice President and Chief Operating Officer of the Company. Mr. Haugsland's terms of employment are governed by an employment contract that continues until May 14, 1997. The term of Mr. Haugsland's employment contract will automatically renew for an initial renewal period of two years; thereafter, the contract will renew annually. Mr. Haugsland is entitled to receive an annual base salary of at least $225,000, subject to annual review and adjustments. Mr. Haugsland received two transition bonuses under the contract: (i) $125,000 paid upon the execution of the contract; and (ii) $64,000 paid in the first quarter of 1996, which reduced his payments earned in 1995 under the Company's 1995 MIP. He will subsequently receive an annual bonus in accordance with the Company's MIP as in effect from time to time. Mr. Haugsland was also granted options to purchase 300,000 shares which will vest periodically between May 14, 1996 and May 14, 1998. In the event of a termination or non-renewal without good cause (as defined) prior to May 14, 1999, Mr. Haugsland is entitled to two times the sum of his then current annualized salary plus the greater of (i) his bonus for the current year, or (ii) $51,000; after May 14, 1999, he will be entitled to receive only one and a half times his annual salary plus bonus. In the event of a change of control (as defined), a termination or non-renewal without good cause or a resignation with good cause (as defined), all stock options granted pursuant to the contract will become immediately vested and exercisable. In the event of a change of control occurring on or prior to May 14, 1999, Mr. Haugsland will receive two times his then current annualized salary plus incentive bonus and employee benefits. If a change of control occurs thereafter, Mr. Haugsland will receive one and a half times his then current annualized salary plus incentive bonus and employee benefits.

     Steven L. Korby. On April 10, 1995, the Board of Directors of the Company unanimously elected Mr. Korby as Executive Vice President and Chief Financial Officer of the Company. Mr. Korby's terms of employment are governed by an employment contract that continues until March 30, 1997. The term of Mr. Korby's employment contract will automatically renew for an initial renewal period of two years; thereafter, the contract will renew annually. Mr. Korby is entitled to receive an annual base salary of at least $212,400, subject to annual review and adjustments. Mr. Korby received two transition bonuses under the contract:
(i) $75,000 was paid upon the execution of the contract; and (ii) $50,000, paid in the first quarter of 1996, which reduced his payments earned in 1995 under the Company's 1995 MIP. He will subsequently receive an annual bonus in accordance with the Company's MIP as in effect from time to time. Mr. Korby was also granted options to purchase 300,000 shares which will vest periodically between April 30, 1996 and April 30, 1998. In the event of a termination or non-renewal without good cause (as defined) prior to March 30, 1999, Mr. Korby is entitled to two times the sum of his then current annualized salary plus the greater of: (i) his bonus for the current year, or (ii) $48,000; after March 30, 1999, he will be entitled to receive only one and a half times his then current annualized salary plus bonus. In the event of a change of control (as defined), a termination or non-renewal without good cause or a resignation with good cause (as defined), all stock options granted pursuant to the contract will become immediately vested and exercisable. If Mr. Korby's employment with the Company is terminated due to a change of control occurring on or prior to March 30, 1999, Mr. Korby will receive two times his then current annualized salary plus incentive bonus and employee benefits. If a change of control occurs thereafter, Mr. Korby will receive one and a half times his then current annualized salary plus incentive bonus and employee benefits.

SEVERANCE ARRANGEMENTS

     By Company policy, executive officers of the Company, not otherwise subject to an employment contract or other written severance arrangement, are entitled to severance pay in the event that employment is terminated for lack of duties or rearrangement of duties, including force reduction-related terminations. The severance pay eligibility ranges from 6 to 12 months of the executive officer's annual base salary on the date of termination varying with the job grade of the executive. In order to receive any benefit greater than one week's salary, the executive officer must execute a release of claims.

DIRECTORS' COMPENSATION

     Directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, each director of the Company who is not also an officer or employee of the Company (an "Outside Director") receives an annual retainer of $25,000 (other than the Chairman of the Board, who receives an annual retainer of $45,000), and a fee of $1,000 for each meeting of the Board of Directors at which such director is present (or $500 in the case of a telephonic meeting). Each Outside Director who is a member of a committee of the Board of Directors also receives a fee of $750 (other than the Chairman of the committee, who receives a fee of $1,000) for each meeting of such committee at which the director is present.

     Outside Directors are entitled to stock option grants under the Company's 1995 Directors' Stock Incentive Plan. Each Outside Director elected or re-elected at the Company's annual meeting of stockholders is automatically granted options to purchase 20,000 shares. Outside Directors appointed to fill a vacancy on the Board of Directors during the middle of a term receive a pro rata grant of the 20,000 shares. The exercise price of all option grants is the fair market value of a share of Common Stock on the date of grant. Each option lapses and ceases to be exercisable upon the earliest of 10 years from the date of grant, six months after the Outside Director ceases to be a director because of death or disability, immediately if the Outside Director is removed from office for cause by action of the stockholders of the Company in accordance with the Bylaws of the Company and the General Corporation Law of the State of Delaware or if the Outside Director voluntarily terminates service on the Board of Directors without the consent of the Company, 5 years after the date on which the Outside Director terminates service (other than for death, disability, for cause or without consent) if, at the time of termination, the Outside Director has served at least a three-year term of office, or 30 days after the date on which the Outside Director terminates service (other than death, disability, for cause or without consent) if, at the time of termination, the Participant has not served at least a three-year term of office. Notwithstanding the foregoing, all options that have not previously been exercised nor lapsed and ceased to be exercisable, will vest and become exercisable upon the occurrence of any change in control.

STOCK OPTION PLANS

     The following table reflects all options granted to the Named Executive Officers of the Company during 1995 under the Company's 1991, 1993 and 1995 Stock Option and Incentive Plans. Additionally, the present value of the options at the grant date is provided. The present value is calculated using the Black-Scholes model, which is a mathematical formula widely used to value stock options. This formula considers a number of factors including the stock's volatility, dividend rate, term of the option and interest rates to estimate the option's present value. The stock option's ultimate value, regardless of its estimated value, will be dependent on the market value of the Common Stock at a future date when the stock option becomes exercisable and is exercised. This market value will depend on the efforts of the Company to increase the profitability of the Company for all stockholders.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                             ----------------------------------------------------------------
                             NUMBER OF        % OF TOTAL                                         GRANT DATE
                             SECURITIES        OPTIONS                                              VALUE
                             UNDERLYING       GRANTED TO                                        -------------
                              OPTIONS         EMPLOYEES       EXERCISE                           GRANT DATE
           NAME              GRANTED(#)     IN FISCAL YEAR   PRICE($/SH)    EXPIRATION DATE     PRESENT VALUE
- ---------------------------  ----------     --------------   -----------   ------------------   -------------
Craig R. Lentzsch..........    440,000(1)        11.30           1.66        January 24, 2000      457,600(5)
Jack W. Haugsland..........    300,000(2)         7.71           2.31          March 31, 2005      561,000(6)
                               100,000(3)         2.57           3.09            May 26, 2002      224,000(7)
Steven L. Korby............    300,000(4)         7.71           2.31          March 31, 2005      561,000(6)
                                50,000(3)         1.28           3.09            May 26, 2002      112,000(7)
Bradley T. Harslem.........     27,500(1)         0.71           1.66        January 24, 2000       28,600(5)
                               175,000(3)         4.50           3.09            May 26, 2002      392,000(7)
J. Floyd Holland...........     33,000(1)         0.85           1.66        January 24, 2000       34,320(5)
                               125,000(3)         3.21           3.09            May 26, 2002      280,000(7)

- ---------------

 (1) Forty percent of the options granted will become exercisable on and after January 24, 1996, 40% will become exercisable on and after January 24, 1997, and 20% will become exercisable on and after January 24, 1998.

 (2) Forty percent of the options granted will become exercisable on and after May 14, 1996, 40% will become exercisable on and after May 14, 1997, and 20% will become exercisable on and after May 14, 1998.

 (3) Twenty-five percent of the options granted will become exercisable on and after May 26, 1996, 25% will become exercisable on and after May 26, 1997, 25% will become exercisable on and after May 26, 1998, and the remaining 25% will become exercisable on and after May 26, 1999.

 (4) Forty percent of the options granted will become exercisable on and after April 30, 1996, 40% will become exercisable on and after April 30, 1997, and 20% will become exercisable on and after April 30, 1998.

 (5) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 66.00%, risk-free rate of return at grant date of 7.76%, annual dividend yield of $0, option term of five years from grant date and stock price at grant date of $1.66.

 (6) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 67.89%, risk-free rate of return at grant date of 7.20%, annual dividend yield of $0, option term of ten years from grant date and stock price at grant date of $2.31.

 (7) Assumptions used in calculating grant date present value under the Black-Scholes model include stock price volatility at grant date of 70.79%, risk-free rate of return at grant date of 6.50%, annual dividend yield of $0, option term of seven years from grant date and stock price at grant date of $3.09.

     The following table reflects information with respect to option exercises by the Named Executive Officers during the year ended December 31, 1995, and information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1991, 1993 and 1995 Stock Option and Incentive Plans to the Named Executive Officers and held by them at December 31, 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1995 OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT DECEMBER 31,        IN-THE-MONEY OPTIONS
                                SHARES                              1995(#)             AT DECEMBER 31, 1995($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- ----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Craig R. Lentzsch...........       0             0          200,000        640,000        450,000       1,616,000
Jack W. Haugsland...........       0             0                0        400,000              0         722,000
Steven L. Korby.............       0             0                0        350,000              0         661,000
Bradley T. Harslem..........       0             0           28,000        229,500         14,700         308,425
J. Floyd Holland............       0             0           40,500        229,000         17,640         266,410

- ---------------

(1) Computed based upon the difference between $4.31 per share, the fair market value at the close of December 31, 1995, and aggregate exercise price of the options.

LONG-TERM INCENTIVE PLANS

     The Company does not maintain any long-term incentive plan under which awards were granted or paid during 1995.

COMPENSATION AND ORGANIZATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Organization Committee of the Board of Directors currently consists of Messrs. Caley, Meitz, Osborne, Peck and Werlin. See "Committees and Meetings of the Board of Directors". There were no interlocks on the part of any members of the Compensation and Organization Committee in 1995, and none of the members is a former or current officer, employee or consultant of the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

     The members of the Compensation and Organization Committee (the "Compensation Committee") of the Board of Directors, composed entirely of non-employee directors, have the duty to review the compensation levels and performance of executive officers, including the Named Executive Officers, to establish, approve and monitor the Company's compensation programs and policies and to review officer candidates and consider officer succession and related matters. In addition, the Compensation Committee administers the Company's Management Incentive Plans (the "MIPs") and the 1991, 1993 and 1995 Stock Option and Incentive Plans. The Compensation Committee formulates and maintains continuous oversight of all aspects of compensation for the executive officers.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Company's executive compensation program consists of three main components:

        - Base salary. Executive officers' salaries are generally subject to annual review and adjustment based on a standardized performance review process. Based on the Company's financial performance during 1994, no annual salary reviews were done in 1995.

        - A potential for an annual incentive payment under the Company's MIPs, based on the Company's financial performance relative to specific objectives established during a fiscal year. Each year the Compensation Committee establishes financial performance targets which the Company must achieve in order for payments to be made.

        - The opportunity to receive equity-based compensation, in the form of options to purchase the Company's Common Stock or other stock-related awards, linked to the long-term performance of the Company.

     The compensation policy of the Company, which is established and administered by the Compensation Committee, is that a substantial portion of the annual compensation of each executive officer must relate to and be contingent upon the financial performance of the Company, as well as the individual contribution of each executive officer. As a result, much of each executive officer's annual compensation is "at risk," with incentive payments, at target levels, providing up to 55% of an individual's base salary. Additionally, compensation policies are designed to provide significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities as stockholders rather than just as employees.

     In establishing base salaries, benefit plans and cash and equity-based incentive plans for its executive officers, the Compensation Committee uses the services of a compensation consulting firm to advise the committee. The consulting firm provides advice to the Compensation Committee with respect to the reasonableness of compensation and benefits paid to the Company's executive officers. In doing so, that firm compares the compensation paid by the Company to compensation programs established by other companies. The Compensation Committee does not compare the Company's programs to any established "peer group" of companies. However, companies that are in the business of transporting passengers and freight, companies in the service industry, as well as companies that have successfully emerged from bankruptcy, have from time to time been used for comparison. No specific peer group is currently deemed appropriate for comparison because the Company is the only nationwide bus transportation company and comparability to other industries is difficult due to the size and financial condition of the Company. Generally, the Compensation Committee endeavors to pay competitive salary and benefits, but believes that the Company's compensation programs are below the average when compared to the programs of other companies reviewed by the Compensation Committee.

     Executive officers are eligible for incentive payments, paid annually under the Company's MIPs. Those payments can contribute up to 110% of each executive officer's base salary. At the start of each fiscal year, annual financial goals for the Company are established by the Compensation Committee. To date, the Compensation Committee has based the financial targets on: (i) total consolidated revenues for the Company; and (ii) earnings before interest, taxes, depreciation and amortization ("EBITDA"). If the 1996 Greyhound Lines, Inc. Executive Officer Incentive Plan is approved, the Compensation Committee will have additional flexibility in establishing targets based on a variety of financial measurements. Each executive officer, including the CEO, is assigned a target award, which is a percentage of his or her annual base salary. The target awards range from 10% to 55% of the base salary. The target award is the same for each executive officer having the same salary grade level in the Company, although the Compensation Committee reserves the right to reduce a payout to a Named Executive Officer based on an evaluation of individual performance. Under the MIP currently in effect, the percentage of the target award received by each executive officer varies from 0% to 200% of the target award, depending upon first, whether the revenue target is met, and second, the percentage of the Company's EBITDA goal attained in the relevant fiscal year. In the case of the CEO, a separate incentive program was in effect in 1995 that provided a bonus ranging from $175,000, that was guaranteed, to $385,000, based on achievement of specified financial goals of the Company in 1995.

     The long-term, performance-based compensation of executive officers takes the form of option awards under the 1991, 1993 and 1995 Stock Option and Incentive Plans. Option awards are intended to further align the interests of the Company's executive officers with those of its stockholders. The Compensation Committee also has the discretion to make other stock-related awards, such as stock appreciation rights, performance units or restricted stock. During 1995, the Compensation Committee made no awards other than stock option grants. In granting options under the employee stock incentive plans, the Compensation Committee generally takes into account: (i) each executive's responsibilities and relative position in the Company, as well as a subjective evaluation of each executive officer's performance during the prior and current fiscal year; (ii) the long-term equity-based compensation plans established by other companies; and (iii) option awards made to each executive and the executive officers as a group in prior years.

     As a matter of policy, the Compensation Committee establishes "step" vesting provisions where options become exercisable, in general, over a three or four-year period. All stock option grants are made at the fair market value of the stock on the date of grant. Options to executives granted since August 1994 generally expire in five or seven years, depending upon the term of vesting. The Compensation Committee intends to continue this policy, unless special circumstances warrant a longer term.

     During 1995, the Compensation Committee also approved a temporary change in the Company's severance policy to encourage the retention of senior managers during the Company's difficult turnaround phase. The Company's Supplemental Executive Retirement Plan was also modified to reduce the cost and increase the number of participants. A new non-qualified savings plan, designed to supplement the Company's 401(k) plan, was also implemented.

     The Compensation Committee's policy is to consider the tax deductibility of compensation expenses when designing and administering compensation plans. The Omnibus Budget Reconciliation Act of 1993, as reflected in regulations under
Section 162(m) of the Internal Revenue Code, places a limit on the amount of compensation in excess of $1 million that may be paid to the CEO and the four other most highly compensated executive officers. The Company established the MIP in 1994 and the 1995 Stock Incentive Plan with performance criteria so that future payments under the plan will comply with Section 162(m). The proposed Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan has also been designed so that the standards of Section 162(m) can be met. Since the IRS regulations are relatively new, the Compensation Committee will continue to monitor its plans to determine the tax deductibility implications of Section 162(m).

COMPANY PERFORMANCE AND EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee reviewed the Company's 1995 financial performance relative to the established revenue and EBITDA goals and determined that the Company met the performance targets established for 1995. The Compensation Committee determined that the Company achieved 97.5% of the established EBITDA target. As a result, incentive payments based on 75% of the individual MIP target percentage was paid to MIP participants, including executive officers. This marked the first MIP payout in three years. The only other bonuses paid during 1995 were transition bonuses that the Compensation Committee deemed necessary to recruit new executive officers hired to fill open positions.

     During 1995, the Company's President and Chief Executive Officer, Craig R. Lentzsch, was paid an annual base salary of $350,000, based on the terms of his employment contract. For 1995, Mr. Lentzsch, will receive a bonus of $175,000, the minimum amount payable under his employment contract. Mr. Lentzsch was eligible for a bonus of up to $385,000. Any amount payable over the $175,000 minimum was "at risk" and was payable only upon the achievement of specified financial targets. These financial targets were not met; thus, Mr. Lentzsch did not qualify for the "at risk" bonus. Mr. Lentzsch also received stock options to purchase up to 440,000 shares of Common Stock. During 1995, the Compensation Committee approved two different stock option grants to executive officers, one grant in January 1995 and one in May 1995. Mr. Lentzsch received the 440,000 share grant in January 1995, but did not participate in the May 1995 program. The terms of Mr. Lentzsch's employment and compensation reflect the Compensation Committee's philosophy of creating short term "at risk" incentive pay, as well as long-term incentives through the use of material stock option grants. The size and components of Mr. Lentzsch's compensation package were determined by the Compensation Committee when Mr. Lentzsch was hired in November 1994, with the intent of establishing a lower base salary than was paid to the former CEO, while at the same time, placing a greater percentage of total compensation "at risk" and dependent upon Company performance. It also reflects arms-length bargaining between Mr. Lentzsch and the Company and the Compensation Committee's effort to attract a chief executive with substantial bus business experience at a time when the Company was experiencing difficult financial times.

                                            Compensation and Organization
                                            Committee:

                                            Richard J. Caley
                                            A. A. Meitz
                                            Alfred E. Osborne, Jr.
                                            Stephen M. Peck
                                            Ernest P. Werlin

                            STOCK PRICE PERFORMANCE

     The following graph depicts the Company's stock price performance relative to the performance of the Standard & Poor 500 Composite Index and the Standard & Poor Transportation Index.

                                   [GRAPH]


                                12/91      12/92      12/93     12/94     12/95
- --------------------------------------------------------------------------------
Greyhound Lines, Inc.          100.00     137.84     124.32     25.00     46.62
- --------------------------------------------------------------------------------
S & P 500 Composite Index      100.00     104.46     111.83    110.11    147.67
- --------------------------------------------------------------------------------
S & P Transportation Index     100.00     106.53     158.20    102.53    140.28
- --------------------------------------------------------------------------------


     The graph above assumes an investment of $100 in the Company's Common Stock, the Standard & Poor 500 Composite Index and the Standard & Poor Transportation Index on December 31, 1991, and assumes a reinvestment of all dividends. The Company has not paid cash dividends on its Common Stock. Note that the Company's Common Stock price performance on the graph above is not necessarily indicative of future stock price performance.

                              VOTING REQUIREMENTS

     With regard to Proposal No. 1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under Delaware law, broker non-votes (i.e., the failure of a broker to vote on a non-discretionary matter in absence of instructions from the beneficial owner of the Common Stock) will have no effect on the outcome of the election of directors.

     With regard to Proposals No. 2 and No. 3, the approval of the Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, votes may be cast for or against these proposals, or stockholders may abstain from voting. Approval of these proposals requires the affirmative votes of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of these proposals and, under Delaware law, broker non-votes will have no effect on the outcome.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named attorneys-in-fact (i) FOR the election of directors recommended by the Board of Directors; (ii) FOR approval of the Greyhound Lines, Inc. 1996 Executive Officer Incentive Plan; (iii) FOR ratification of the appointment of Arthur Andersen LLP as independent accountants for fiscal year 1996; (iv) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the Annual Meeting.

                            SECTION 16(A) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the year ended December 31, 1995, except that: (a) Frank
L. Nageotte, a director, filed a late Form 3 and a late Form 4 after being appointed to the Board of Directors in February 1995; (b) Steven L. Korby, Executive Vice President, Chief Financial Officer and Treasurer filed an amended Form 3 after joining the Company in April 1995; (c) Stephen M. Peck, a director, filed a late Form 3 after being elected to the Board of Directors in May 1995; and (d) Ernest P. Werlin, a director, filed a late Form 3 after being elected to the Board of Directors in May 1995.

                                 OTHER MATTERS

     Frederick F. Richards has been engaged by the Company as an independent management consultant on an at will basis since November 1994, supplying consulting services to the Company on a variety of operational and technology issues. Mr. Richards received $160,000 for these services in 1995 from the Company. Mr. Richards is the son-in-law of A. A. Meitz, a Director of the Company since November 21, 1995.

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the attorneys-in-fact named in the accompanying proxy to vote in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be included in the Company's proxy statement relating to the 1997 Annual Meeting of Stockholders of the Company must be received no later than December 3, 1996 at the Company's principal executive offices, 15110 N. Dallas Parkway, Dallas, Texas 75248, directed to the attention of the Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws (See "ELECTION OF DIRECTORS -- Stockholder Nomination of Director Candidates"). The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.

                           AVAILABILITY OF FORM 10-K

     The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Annual Report on Form 10-K for the Fiscal Year Ended December 31, 1995, as filed with the SEC. Such requests should be addressed to Investor Relations, Greyhound Lines, Inc., P.O. Box 660606, Dallas, Texas 75266-0606.

     The foregoing notice and proxy statement are sent by order of the Board of Directors.

                                            /s/ MARK E. SOUTHERST

                                            Mark E. Southerst
                                            Vice President and
                                            General Counsel and Secretary

April 15, 1996

PROXY

                            GREYHOUND LINES, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Thomas G. Plaskett, Craig R. Lentzsch and Mark E. Southerst, or any of them, with power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Greyhound Lines, Inc. to be held at the Dallas Parkway Hilton Hotel, Gold Ballroom, 4801 LBJ Freeway, Dallas, Texas, on Thursday May 23, 1996, at 10:00 a.m., local time, and to vote the number of shares which the undersigned would be entitled to vote if personallly present on all matters properly coming before the Annual Meeting or any adjournment thereof. The attorneys-in-fact are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any and all adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES, THE 1996 EXECUTIVE OFFICER INCENTIVE PLAN AND THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS. THIS PROXY WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" EACH OF THE FOREGOING PROPOSALS.

                         (Continued on reverse side)


                            -FOLD AND DETACH HERE-

                               Admission Ticket

                            GREYHOUND LINES, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                            THURSDAY, MAY 23, 1996
                                   10:00 AM
                         DALLAS PARKWAY HILTON HOTEL
                                GOLD BALLROOM
                               4801 LBJ FREEWAY
                                DALLAS, TEXAS

                            -FOLD AND DETACH HERE-

(1) ELECTION OF DIRECTORS                   Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES. STRIKE
                                            A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

     FOR           VOTE Withheld
     all         from all nominees          Alfred E. Osborne, Jr., Stephen M. Peck, Ernest P. Werlin
   nominees     listed to the right

    [  ]              [  ]

(2) APPROVAL OF 1996 EXECUTIVE OFFICER      (3) RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS
    INCENTIVE PLAN                              FOR FISCAL YEAR 1996.

     FOR    AGAINST    ABSTAIN                                          FOR    AGAINST    ABSTAIN
     [ ]      [ ]        [ ]                                            [ ]      [ ]        [ ]

                                                         DATED ______________________________________________________, 1996

                                                         __________________________________________________________________
                                                                                  Signature

                                                         __________________________________________________________________
                                                                                  Signature

                                                         Please sign your name as it appears hereon. Joint owners should each sign.
                                                         Executors, administrators, trustees, etc., should give full title as such.
                                                         If the signer is a corporation, please sign full corporate name by duly authorized officer. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                         PROMPTLY USING THE ENCLOSED ENVELOPE.



                                                      -FOLD AND DETACH HERE-

                                                               [MAP]



                                      -FOLD AND DETACH HERE AND RETURN WITH YOUR PROXY CARD-
                                       IF YOU ARE RECEIVING MULTIPLE COPIES OF YOUR ANNUAL REPORTS


                                                           [  ]  MULTIPLE COPIES OF STOCKHOLDER REPORTS ARE BEING RECEIVED AT THIS
                                                                 ADDRESS. PLEASE DISCONTINUE THESE MAILINGS TO THIS ACCOUNT.
                                                                 (NOTE: AT LEAST ONE STOCKHOLDER REPORT MUST BE MAILED.)

                                                                 IF YOU NEED INSTRUCTIONS ON HOW TO TRANSFER YOUR STOCK OR CHANGE
                                                                 YOUR ADDRESS, PLEASE CALL OUR TRANSFER AGENT, MELLON SECURITIES
                                                                 TRUST COMPANY, AT 1-800-288-9541.
